Exhibit 10.1
SEAGATE TECHNOLOGY LLC
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is dated as of [insert date], and is between Seagate Technology LLC, a Delaware limited liability company (the “Company”), and [insert name of indemnitee] (“Indemnitee”).
RECITALS
A.     Seagate Technology Holdings plc, a public limited company organized under the laws of the Republic of Ireland (“Seagate”), is the ultimate parent company of the Company and a direct or indirect holder all equity interests of the Company (as the case may be from time to time).
B.     Indemnitee’s service to the Company, Seagate or to one or more Affiliates (as defined below) thereof, substantially benefits the Company.
C.    Individuals are reluctant to serve as managers or officers of limited liability companies, as directors or officers of corporations, or in certain other equivalent or similar capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.
D.    Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents, the governing documents of any Affiliate of the Company, and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director, manager or officer without additional protection.
E.    In order to induce Indemnitee to continue to provide services to the Company, Seagate or to one or more of its Affiliates, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.
F.    This Agreement is a supplement to and in furtherance of the indemnification provided in the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of June 30, 2023 (as amended and/or restated from time to time, the “Operating Agreement”), and any resolutions adopted pursuant thereto, and, in the event that Indemnitee is providing services to one or more Affiliates of the Company, the governing documents and any applicable resolutions of or relating to any such Affiliate or to any other entity at whose request Indemnitee is providing such services, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.
The parties therefore agree as follows:
1.Definitions.
(a)“Affiliate” means, with respect to the Company, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. For the avoidance of doubt, Seagate Technology Holdings plc, an Irish public limited company, is an Affiliate of the Company.

(b)A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)Acquisition of Stock by Third Party. Any Person (as defined below) becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Seagate representing fifteen percent (15%) or more of the combined voting power of Seagate’s then outstanding securities;
(ii)Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute Seagate’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with Seagate to effect a transaction described in Sections 1(b))(i), 1(b))(iii) or 1(b)(iv)) whose election by the board of directors or nomination for election by Seagate’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of Seagate’s board of directors;
(iii)Corporate Transactions. The effective date of a merger or consolidation of Seagate with any other entity, other than a merger or consolidation which would result in the voting securities of Seagate outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
(iv)Liquidation. The approval by the stockholders of Seagate of a complete liquidation of Seagate or an agreement for the sale or disposition by Seagate of all or substantially all of Seagate’s assets; and
(v)Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Seagate is then subject to such reporting requirement.
For purposes of this Section 1(b) the following terms shall have the following meanings:
(1)“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that “Person” shall exclude (i) Seagate, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of Seagate, and (iii) any corporation owned, directly or indirectly, by the stockholders of Seagate in substantially the same proportions as their ownership of stock of Seagate.
(2)“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of Seagate approving a merger of Seagate with another entity or (ii) Seagate’s board of directors approving a sale of securities by Seagate to such Person.

(c)“Corporate Status” describes the status of a person who is or was a director, trustee, general partner, manager, managing member, officer, employee, agent or fiduciary of the Company, Seagate, any Affiliate of the Company, or any other Enterprise.
(d)“Disinterested Director” means a director of Seagate, in Seagate’s capacity as the ultimate parent company and a direct or indirect stockholder of the Company, who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(e)“Enterprise” means the Company, any Affiliate of the Company, and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company or any Affiliate thereof as a director, trustee, general partner, manager, managing member, officer, employee, agent or fiduciary.
(f)“Expenses” include all reasonable and actually incurred attorneys’ fees, retainers, court costs, filing fees, transcript costs, fees and costs of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone and facsimile charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or its Affiliates. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(g)“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation and limited liability company law and neither presently is, nor in the past three years has been, retained to represent (i) the Company, Seagate, any of its Affiliates or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, its Affiliates or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(h)“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing or proceeding, whether brought in the right of the Company, any Affiliate thereof or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a manager or managing member or officer of the Company, or is or was a director, manager, managing member or officer of any Affiliate of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a manager or managing member or officer of the Company, or as a director, manager, managing member or officer of any Affiliate of the Company, or (iii) the fact that Indemnitee is or was serving at the request of the Company or any Affiliate thereof as a director, trustee, general partner, manager, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.
(i)Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, manager, managing member, officer, employee or agent of the Company or an Affiliate of the Company which imposes duties on, or involves services by, such director, manager, managing member, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company or an Affiliate of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or such Affiliate and, with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or any Affiliate of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or such Affiliate. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company or such Affiliate, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the fullest extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
5.Indemnification for Expenses of a Witness. To the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status, a witness or is otherwise asked to participate in in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
6.Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company or any Affiliate of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding or any claim, issue or matter therein.
7.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):
(a)for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, and subject to any subrogation rights set forth in Section 15 or Section 18;
(b)for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(c)for any reimbursement of the Company or an Affiliate of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company or an Affiliate of the Company, in each case as required under any clawback or compensation recovery policy adopted by the Company or such Affiliate, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the Exchange Act, or under the Exchange Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the Company or an Affiliate of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company or an Affiliate of the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(d)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company, Seagate or any Affiliate of the Company or its respective directors, managers, managing members, officers, employees, agents or other indemnitees, unless (i) the board of directors of Seagate authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the

Company under applicable law, (iii) otherwise authorized in Section 12(d) or (iv) otherwise required by applicable law;
(e)if prohibited by applicable law; or
(f)where Indemnitee’s conduct has been finally adjudicated by court order or judgment to have been fraudulent or constitute willful misconduct.
8.Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding prior to its final disposition, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 20 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.
9.Procedures for Notification and Defense of Claim.
(a)Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, provide notice to the Company (which for the avoidance of doubt, shall be delivered in accordance with Section 26 (Notice) hereof) in writing of any matter with respect to which Indemnitee will or could seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company or any Affiliate of the Company.
(b)The Company shall be entitled to participate in the Proceeding at its own expense. Indemnitee agrees to consult with the Company and to consider in good faith the advisability and appropriateness of joint representation in the event that either the Company or other indemnitees in addition to Indemnitee require representation in connection with any Proceeding.
(c)Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate and within the Indemnitee’s power.
(d)Indemnitee shall not enter into any settlement in connection with a Proceeding (or any part thereof) without ten days’ prior written notice to the Company.

10.Procedures upon Application for Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request (which for the avoidance of doubt, shall be delivered in accordance with Section 26 (Notice) hereof), including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such request for indemnification, advise the board of directors of Seagate that Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to Seagate’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority of the Disinterested Directors then in office, even though less than a quorum of Seagate’s board of directors, (B) by a committee of Disinterested Directors designated by a majority of the Disinterested Directors then in office, even though less than a quorum of Seagate’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to Seagate’s board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by Seagate’s board of directors, by the stockholders of Seagate. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.
(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by Seagate’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by Seagate’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an

Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d)The Company agrees to pay the reasonable fees and expenses of any Independent Counsel.
(e)The Company will promptly notify Indemnitee with respect to any determination that Indemnitee is entitled to indemnification. If indemnification has been denied, the notice shall be in writing and include a description of any reason or basis for which indemnification has been denied.
11.Presumptions and Effect of Certain Proceedings.
(a)In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a), and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any Affiliate of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(b)Subject to Section 12(e), if the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor in accordance with this Agreement, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation or information relating thereto; and provided, further, that the foregoing provisions of this section shall not apply (i) if the determination of entitlement to indemnification is to be made by Seagate’s stockholders pursuant to Section 10(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination Seagate’s board of directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after receipt of such a request for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b) of this Agreement.
(c)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of any Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of any Enterprise in the course of their duties, (iii) the advice of legal counsel for any Enterprise or (iv) information or records given or reports made to any Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by or on behalf of the Enterprise. The provisions of this Section 11(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(d)Neither the knowledge, actions nor failure to act of any other director, manager, managing member, officer, agent or employee of any Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
12.Remedies of Indemnitee.
(a)Subject to Section 12(e), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 or 12(d), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 12(d), within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration with respect to Indemnitee’s entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 4. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.
(b)Neither (i) the failure of Seagate, Seagate’s board of directors, Independent Counsel or stockholders of Seagate to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by Seagate, Seagate’s board of directors, Independent Counsel or stockholders of Seagate that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 20 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8.
(e)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.
13.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company or any Affiliate of the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company or such Affiliate (and its other directors, managers, managing member, officers, employees and agents) in connection with such events and transactions.
14.Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Operating Agreement, the governing documents of any Affiliate of the Company, any agreement, a vote of members of the Company or a resolution of managers or managing members of the Company, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Operating Agreement, the governing documents of any Affiliate of the Company, and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
15.Primary Responsibility. The Company acknowledges that if the Indemnitee has certain rights to indemnification and advancement of expenses provided by another entity (the “Secondary Indemnitor”), then the Company agrees that, as between the Company and the Secondary Indemnitor, the Company is primarily responsible for amounts required to be indemnified or advanced under the Operating Agreement or this Agreement and any obligation of the Secondary Indemnitor to provide indemnification or advancement for the same amounts is secondary to those Company obligations. In the event of any payment by the Secondary Indemnitor of amounts otherwise required to be indemnified or advanced by the Company under the Operating Agreement or this Agreement, the Secondary Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Operating Agreement or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. Any Secondary Indemnitor is an express third-party beneficiary of the terms of this Section 14.
16.No Duplication of Payments. Subject to any subrogation rights set forth in Section 15 and Section 18, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.
17.Insurance. To the extent that the Company or its Affiliates maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managers, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy or policies.
18.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
19.Services to the Company. Indemnitee agrees to serve as a manager or managing member or officer of the Company or, at the request of the Company or an Affiliate thereof, as a director, trustee, general partner, manager, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company or such Affiliate shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its Affiliates or any

Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its Affiliates or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its Affiliates or any Enterprise), any existing formal severance policies adopted by the Company (or any of its Affiliates or any Enterprise) or, with respect to service as a manager or officer of the Company, the Operating Agreement. No such document shall be subject to any oral modification thereof.
20.Duration. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee shall have ceased to serve as a manager or managing member or officer of the Company or as a director, trustee, general partner, manager, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 relating thereto.
21.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. No party may assign this Agreement without the prior written consent of the other party; provided, however, that the Indemnitee may assign its right under this Agreement to the Secondary Indemnitor or its affiliates without the prior written consent of the Company.
22.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
23.Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a manager or managing member or officer of the Company (or to serve at the request of the Company or an Affiliate of the Company as a director, manager, managing member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise), and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a manager or managing member or officer of the Company (or in serving at the request of the Company or an Affiliate of the Company as a director, manager, managing member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise).
24.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Operating Agreement, the certificate of incorporation and bylaws or other governing documents of any Affiliate of the Company, and applicable law.
25.Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.
26.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, electronic mail or other electronic transmission or otherwise delivered by hand, messenger or courier service addressed:
(a)if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or
(b)if to the Company, to the attention of the Chief Executive Officer of the Company at 47488 Kato Road, Fremont, CA 94538 or at such other current address as the Company shall have furnished to Indemnitee, with a copy by electronic mail to the Chief Legal Officer of Seagate at jim.lee@seagate.com and a copy (which shall not constitute notice) to Katharine Martin, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
27.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a), the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware

Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.
28.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
29.Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.
SEAGATE TECHNOLOGY LLC

(Signature)

(Print name)

(Title)

[INSERT INDEMNITEE NAME]

(Signature)

(Print name)

(Street address)

(City, State and ZIP)